American Fidelity Assurance Company

9000 Cameron Parkway Oklahoma City, Oklahoma 73114

Master Application

for

Group Deferred Variable Annuity

Application is hereby made to American Fidelity Assurance Company for a Group Deferred Variable Annuity Contract. The Contract is to be issued on the basis of the following statements:

(1) Applicant (Owner):

(2) Address:

(3) Type of Business:

(4) Type of Tax-Qualified Plan:

☐ Corporate Pension/HR-10 Plan

☐ 401 (k) Plan

☐ 403 (b) Tax-Deferred Annuity

☐ Individual Retirement Annuity under 408(b)

(5) Effective Date:

ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT(S) BEING APPLIED FOR ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT. THE VALUES ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

I have received a copy of the current Group Variable Annuity Contract Prospectus.

Dated this _______________________day of ___________________, 20__________at__________________

Name of Group or Owner

Address

City State Zip

Signature of Employer or Owner

GVA-1985-GX A